UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 7, 2012 (May 4, 2012)

SUSQUEHANNA BANCSHARES, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	001-33872	23-2201716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Cedar Street , Lititz, Pennsylvania		17543
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (717) 626-4721

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 4, 2012, the Company held its annual meeting of shareholders. Matters voted on by shareholders included (1) the election of 17 nominees to the Company’s board of directors for a one year term; (2) approval, in an advisory vote, of the Company’s executive compensation; and (3) ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The results of the shareholders’ votes are reported below:

1. With respect to the election of directors, the following directors were elected by the indicated votes:

Name	Votes For	Votes Withheld	Broker Non-Votes
Anthony J. Agnone, Sr.	140,087,706	5,746,470	21,260,350
Wayne E. Alter, Jr.	137,932,322	7,901,854	21,260,350
Eddie L. Dunklebarger	141,873,529	3,960,647	21,260,350
Henry R. Gibbel	143,200,425	2,633,751	21,260,350
Bruce A. Hepburn	140,096,723	5,737,453	21,260,350
Donald L. Hoffman	142,980,721	2,853,455	21,260,350
Sara G. Kirkland	142,793,745	3,040,431	21,260,350
Jeffrey F. Lehman	143,091,889	2,742,287	21,260,350
Michael A. Morello	140,192,910	5,641,266	21,260,350
Scott J. Newkam	141,700,487	4,133,689	21,260,350
Robert E. Poole, Jr.	142,431,204	3,402,972	21,260,350
William J. Reuter	140,121,615	5,712,561	21,260,350
Andrew S. Samuel	142,172,470	3,661,706	21,260,350
Christine Sears	142,880,671	2,953,505	21,260,350
James A. Ulsh	142,969,337	2,864,839	21,260,350
Robert W. White	142,042,191	3,791,985	21,260,350
Roger V. Wiest, Sr.	140,848,116	4,986,060	21,260,350

2. With respect to the approval, in an advisory vote, of the Company’s executive compensation, the votes were as follows:

For	Against	Abstain	Broker Non-Votes
133,030,965	10,681,434	2,121,777	21,260,350

3. With respect to the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012, the votes were as follows:

For	Against	Abstain
160,898,010	5,722,885	473,631

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSQUEHANNA BANCSHARES, INC.
(Registrant)

By:	/s/ Lisa M. Cavage
Lisa M. Cavage
Senior Vice President, Corporate Secretary and Counsel

Dated: May 7, 2012